ASSIGNMENT OF ACCOUNTS RECEIVABLES


                  For and in consideration of advances made or to be made by IQ BIOMETRIX, INC., a Delaware corporation ("Assignee"), the undersigned, NETWORK STORAGE SOLUTIONS, INC., a Delaware corporation ("Assignor") transfers, sells, and assigns to Assignee all of Assignor's accounts receivables, now existing or hereinafter brought into existence (the "Accounts Receivables"). Assignee agrees to release the Accounts Receivables from this Assignment when all of the amounts owed to Assignee by Assignor pursuant to that certain 10% Secured Note dated May 5, 2003, as well as any other indebtedness owed by Assignor to Assignee, is paid in full.
                  Assignor authorizes and directs the payor of any Account Receivable to make payment of such amount to Assignee or its assigns and hereby grants Assignee the authority to notify the payor of such Account Receivable of this Assignment. Assignor agrees that any amount received by Assignor as a payment of an Account Receivable shall be immediately endorsed over and delivered to Assignee.
                  The terms and conditions of any security agreement executed by Assignor in favor of Assignee are incorporated in this Assignment by this reference.
                                   "Assignor"

                                             NETWORK STORAGE SOLUTIONS, INC.,
                                             a Delaware corporation


Dated:
         ------------------------------
By
                                             TOM MAKMANN, President